ASSIGNMENT OF MEMBERSHIP INTEREST
FLORA BEAUTY LLC

THIS ASSIGNMENT OF LLC MEMBERSHIP INTEREST (this “Assignment”), is made on 29th day of December, 2020 (the “Effective Date”), by and between LUIS MERCHAN (the “Assignor”), and FLORA GROWTH CORP (hereinafter the “Assignee”).

PREAMBLE

CONSIDERING:

WHEREAS, the Assignor is the owner of a five Percent (5.0%) Membership Interest (the “Membership Interest”) in FLORA BEAUTY LLC, a Colorado limited liability company (the “Company”);

WHEREAS, the Assignor desires by this Assignment to assign to the Assignee all Assignor’s Membership Interest in the Company, and the Assignee desires by this Assignment to accept the same,

That the payment by the Assignee to the Assignor corresponds to the sum of One Hundred United States Dollars ($ 100.00) USD

Therefore, the parties agree as follows:

1. ASSIGNMENT

Effective as of December   , 2020 the Effective Date the Assignor assigns to the Assignee and the Assignee accepts and assumes from the Assignor (a) the Membership Interest (so that from and after the Effective Date, and until any other or further assignment made the Assignor shall no longer have a Membership Interest and the Assignee shall acquire a five Percent (5%) Membership Interest in the Company, and (b) any and all right, title, and interest which the Assignor may have.

CESIÓN DE INTERÉS DE MEMBRESÍA
FLORA BEAUTY LLC

ESTA CESIÓN DE INTERESES DE MEMBRESÍA LLC (esta “Cesión”), se realiza el día 29 de diciembre de 2020 (la Fecha de Vigencia), entre LUIS MERCHAN (el “Cedente”) y FLORA GROWTH CORP (en adelante el “Cesionario”).

PREÁMBULO

CONSIDERANDO:

-
Que el Cedente es propietario de un interés de membresía del cinco por ciento (5.0%) (el "interés de membresía") en FLORA BEAUTY LLC, una compañía de responsabilidad limitada de Colorado (la "Compañía");

-	Que el Cedente desea mediante esta Cesión asignar al Cesionario todos los Intereses de Membresía del Cedente en la Compañía, y el Cesionario desea por medio de esta Cesión aceptar los mismos.

-	Que el pago por parte del Cesionario al Cedente corresponde a la suma de Cien Dólares Estadounidenses ($ 100.00) USD

Por lo anterior, las partes acuerdan lo siguiente:

1. CESIÓN.

Vigente a partir del     de diciembre de 2020, la Fecha de Vigencia que el Cedente asigna al Cesionario y el Cesionario acepta y asume del Cedente (a) el Interés de Membresía (de modo que desde y después de la Fecha de Vigencia, y hasta que se realice cualquier otra cesión adicional El Cesionario ya no tendrá un interés de membresía y el cesionario adquirirá un interés de membresía del cinco por ciento (5%) en la Compañía, y (b) todos y cada uno de los derechos, títulos e intereses que el cesionario pueda tener.

2. GUARANTEE

2.1. By Assignor. To induce the Assignee to accept the delivery of this Assignment, the Assignor hereby represents and warrants the following to the Assignee that, on the date hereof and at the time of such delivery:

2.1.1. The Assignor is the sole legal and beneficial owner of the Membership Interest. The Assignor has not sold, transferred, or encumbered any or all of the Membership Right. Subject to the provisions of the Operating Agreement dated February 2- 2020 (the “Operating Agreement”), the Assignor has the full and sufficient right at law and in equity to transfer and assign the Membership Interest, and is transferring and assigning the Membership Interest to the Assignee free and clear of any and all right, title, or interest of any other person whatsoever.

2.1.2. The Assignor has been given no notice of any default by the Assignor in performing its obligations under the provisions of the Operating Agreement and, to the best of the Assignor’s knowledge, information, and belief, the Assignor is not in default in performing those obligations.

2.1.3. The required consent of any member in the Company to this Assignment has been obtained.

2.1.4. Attached as Exhibit “A” is a true and complete copy of the Operating Agreement and all amendments thereto.

2.2. By Assignee. The Assignee covenants, warrants, and represents to the Company and the Manager in the Company: (a) that the Membership Interest is being acquired for investment for the Assignee’s own account and not with a view to offering it for sale or otherwise to distributing it, after or in connection with such assignment to it, (b) that the Assignee has read the Operating Agreement and agrees to be bound by the Operating Agreement, including, but not limited to, the appointment of the Manager as the attorney-in-fact for the Members,   (c) Assignee understands that the Company is a new business venture which offers no guarantee of success; (d) Assignee understands that the consideration paid for this Assignment of Membership Interest was based on a projection of potential costs; and (e) Assignee is relying on its own business expertise and research in deciding to acquire the Membership Interest.

2. GARANTÍAS

2.1. Por Parte del Cedente. Para garantizar al Cesionario la entrega de esta Cesión, el Cedente declara y garantiza lo siguiente al Cesionario en la fecha del presente y al momento de dicha entrega:

2.1.1. El Cedente es el único propietario legal y beneficiario del derecho de membresía. El Cedente no ha vendido, transferido ni gravado ninguno o todos los Derechos de Membresía. Sujeto a las disposiciones del Operating Agreement de fecha 2 de febrero de 2020. El Cedente tiene el derecho pleno y suficiente por ley y en equidad para transferir y asignar el Derecho de Membresía, y está transfiriendo y asignando el Derecho de Membresía al Cesionario libre de cualquier derecho, título o interés de cualquier otra persona.

2.1.2. El Cedente no ha recibido notificación por ningún incumplimiento en el cumplimiento de sus obligaciones en virtud de las disposiciones del Operating Agreement y, según el leal saber y entender del Cedente, no está en incumplimiento de esas obligaciones.

2.1.3. Se ha obtenido el consentimiento requerido de cualquier miembro de la Compañía para esta Asignación.

2.1.4. Se adjunta como Anexo “A” una copia fiel y completa del Operating Agreement y todas las enmiendas al mismo.

2.2. Por Parte del Cesionario. El Cesionario acuerda, garantiza y declara a la Compañía y al Administrador de la Compañía: (a) que el Derecho de Membresía se adquiere para inversión por cuenta propia del Cesionario y no con el fin de ofrecerlo a la venta o de distribuirlo después o en conexión con dicha cesión, (b) que el Cesionario ha leído el Operating Agreement y está de acuerdo en estar obligado por el Operating Agreement, incluyendo, pero no limitado el nombramiento del Gerente como apoderado para los Miembros, (c) el Cesionario entiende que la Compañía es una nueva empresa comercial que no ofrece garantía de éxito; (d) El Cesionario entiende que la contraprestación pagada por esta Cesión de Intereses de Membresía se basó en una proyección de costos potenciales; y (e) el Cesionario se basa en su propia experiencia e investigación comercial para decidir adquirir la Membresía.

2.3. By Each Party. Each party represents and warrants to the other that it has been duly authorized to execute and deliver this Assignment, and to perform its obligations under this Assignment.

3.  INDEMNITY.

3.1. By Assignor. The Assignor shall defend, indemnify, and hold harmless the Assignee from and against and from any and all liability, claim of liability, or expense arising out of: (a) any default by the Assignor in performing its obligations under the provisions of the Operating Agreement occurring before the Effective Date, (b) any and all liability or expense of the Company arising before the Effective Date, and (c) any failure of the Assignor’s representatives contained in Section 2 to be true and complete in all material respects.

3.2. By Assignee. The Assignee shall defend, indemnify, and hold harmless the Assignor against and from any and all liability, claim of liability, or expense arising out of: (a) any default by the Assignee in performing its obligations under the provisions of the Operating Agreement occurring after the Effective Date, and (b) any and all liability, claim of liability, or expense of the Company arising after the Effective Date. The Assignee, on behalf of the Company, also hereby releases any and all claims the Company has or may have against the Assignor, except to the extent inconsistent with Section 3.1 hereof.

4.  Consent Of The Company.

 All members of the Company approve this sale unanimously, in accordance with applicable law. As a sign of consent, the Company signs this document.

2.3. Por Cada Parte. Cada parte declara y garantiza a la otra que ha sido debidamente autorizada para ejecutar y entregar esta Asignación, y para cumplir con sus obligaciones que de ella se deriven

3. INDEMNIDAD

3.1. Por parte del Cedente. El Cedente defenderá, indemnizará y eximirá al Cesionario de cualquier y toda responsabilidad, reclamo de responsabilidad o gasto que surja con ocasión a: (a) cualquier incumplimiento por su parte en el cumplimiento de sus obligaciones según las disposiciones de la Operating Agreement que ocurra antes de la Fecha de vigencia, (b) cualquier responsabilidad o gasto de la Compañía que surja antes de la Fecha de vigencia, y (c) cualquier falla de las garantías a su cargo contenidas en la Sección 2.

3.2. Por Parte del Cesionario. El Cesionario defenderá, indemnizará y eximirá de toda responsabilidad, gasto o reclamo al Cedente que surja de: (a) cualquier incumplimiento por su parte en el cumplimiento de sus obligaciones bajo las disposiciones del Operating Agreement que ocurra después de la Fecha de vigencia, y (b) cualquier responsabilidad, reclamo de responsabilidad o gasto de la Compañía que surja después de la Fecha de vigencia. El Cesionario, en nombre de la Compañía, también libera por la presente cesión todos y cada uno de los reclamos que la Compañía tenga o pueda tener contra el Cedente, excepto en la medida en que sea incompatible con la Sección 3.1 del presente.

4. CONSENTIMIENTO DE LA EMPRESA.

Todos los miembros de la Compañía aprueban esta venta por unanimidad, de acuerdo con la ley aplicable. Como muestra de consentimiento, la Compañía  firma este documento.

5. NOTICES.

Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be (a) in writing, and (b) deemed to have been provided (i) forty-eight (48) hours after being sent as certified or registered mail in the United States mail, postage prepaid, return receipt requested, to the address of the party set forth in this Assignment or to any other address in the United States of America as the party may designate from time to time by notice to the other party, or (ii) upon being given by hand or other actual delivery to the party, or (iii)
By email sent to the other party at the address provided by the parties in this contract, in which the matter to be communicated will be clearly indicated, attaching the appropriate document or file.

6. MISCELLANEOUS

6.1. Effectiveness. This Assignment shall become effective on and only on its execution and delivery by each party.

6.2. Complete understanding. Subject to the provisions of the Operating Agreement, this Assignment represents the complete understanding between the parties as to the subject matter hereof, and supersedes all prior negotiations, representations, guarantees, warranties, promises, statements, or agreements, either written or oral, between the parties hereto as to the same.

6.3. Amendment. This Assignment may be amended by and only by an instrument executed and delivered by each party.

6.4. Waiver. No party shall be deemed to have waived any right which it holds hereunder unless the waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party in exercising any such right shall be deemed a waiver of its future exercise). No waiver shall be deemed a waiver as to any other instance or any other right.

6.5. Applicable law. All questions concerning the construction, validity, and interpretation of this Assignment and the performance of the obligations imposed hereby shall be governed by the State of Colorado.

5. AVISOS.

Cualquier aviso, demanda, consentimiento, aprobación, solicitud u otra comunicación o documento que se proporcione en virtud del presente a una de las partes del mismo, se hará: (a) por escrito y (b) se considerará que se ha proporcionado (i) cuarenta y ocho (48) horas después de ser enviado como correo certificado o registrado en el correo de los Estados Unidos, con franqueo prepagado, acuse de recibo solicitado, a la dirección de la parte establecida en esta Asignación o a cualquier otra dirección en los Estados Unidos de América que la parte designe de vez en cuando mediante notificación a la otra parte,  (ii) al ser entregada en mano u otra entrega real a la parte, o (iii) por correo electrónico enviado a la otra parte a la dirección suministrada por las partes en este contrato, en el cual se indicará con total claridad el asunto que deba ser comunicado, adjuntando el documento o archivo a que haya lugar.

6. VARIOS.

6.1. Eficacia. Esta Cesión entrará en vigencia con la firma del presente contrato y entrega por cada parte.

6.2. Comprensión completa. Sujeto a las disposiciones del Operating Agreement, esta Cesión representa el completo entendimiento entre las partes en cuanto al tema de la misma y reemplaza todas las negociaciones, representaciones, garantías, promesas, declaraciones o acuerdos previos, ya sea por escrito u oral entre las partes que pudieren tratar los mismos asuntos.

6.3. Enmienda. Esta Cesión puede ser modificada por y solo por un instrumento ejecutado y entregado por cada parte.

6.4. Renuncia. No se considerará que ninguna de las partes haya renunciado a ningún derecho que ostenta en virtud del presente, a menos que la renuncia se realice de manera expresa y por escrito (y, sin limitar la generalidad de lo anterior, ninguna demora u omisión de ninguna de las partes en el ejercicio de dicho derecho se considerará una renuncia a su ejercicio futuro). Ninguna renuncia se considerará renuncia a cualquier otra instancia o cualquier otro derecho.

6.5. Ley aplicable. Todas las cuestiones relativas a la construcción, validez e interpretación de esta Cesión y el cumplimiento de las obligaciones impuestas por la presente se regirán por el Estado de Colorado.

6.6. Headings. The headings of the Sections, subsections, paragraphs, and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

6.7. Context. As used herein, (a) the term “person” means a natural person, a trustee, a corporation, a partnership, and any other form of legal entity; and (b) all reference made (i) in the neuter, masculine, or feminine gender shall be deemed to have been made in all genders, (ii) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, and (iii) to any Section, subsection, paragraph, or subparagraph shall, unless therein expressly indicated to the contrary, be deemed to have been made to such Section, subsection, paragraph, or subparagraph of this Assignment.

6.8. Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns hereunder.

6.9 Severability. No determination by any court, governmental body, or otherwise that any provision of this Assignment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof or (b) that provision in any circumstance not controlled by the determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

6.6. Encabezados. Los títulos de las Secciones, subsecciones, párrafos y subpárrafos de la presente cesión, se interpretarán en el sentido natural y corriente de las palabas, evitando otro tipo de interpretación que se pretenda dársele.

6.7. Contexto: Las siguientes expresiones se entenderán en el contexto de la presente cesión así: a). Persona: significa una persona física, un fiduciario, una corporación, una sociedad y cualquier otra forma de entidad legal. b). Toda referencia hecha en: (i) Género neutro, masculino o femenino se considerará hecha en todos los géneros. (ii) En número singular o plural, se considerará hecha respectivamente, en número plural o singular también y (iii) cualquier sección, subsección, párrafo o subprárrafo, a menos que en el mismo se indique expresamente lo contrario, se considerará hecha a dicha Sección, subsección, párrafo o subpárrafo de esta cesión.

6.8. Asignación. Esta Cesión será vinculante y redundará en beneficio de las partes del mismo y de sus respectivos herederos, representantes personales, sucesores y cesionarios a continuación.

6.9 Divisibilidad. Ninguna determinación por parte de ningún tribunal, organismo gubernamental o de otro modo de que alguna disposición de esta Cesión o cualquier enmienda de la misma sea inválida o no ejecutable en cualquier caso afectará la validez o aplicabilidad de (a) cualquier otra disposición de la misma o (b) esa disposición en cualquier circunstancia no controlada por la determinación. Cada una de estas disposiciones será válida y ejecutable en la mayor medida permitida por, y se interpretará, siempre que sea posible, como compatible con la ley aplicable.

6.10. Further Assurances. The parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

6.11. Assumption and indemnification. From and after the Effective Date, the Assignee shall (a) be bound by the provisions of the Operating Agreement, as if the Assignee were a party thereto and a Member of the Company, and (b) indemnify the Company against any expense incurred by it in connection with the Assignee’ admission and substitution as a Member (including, by way of example rather than of limitation, any expense incurred in preparing and filing for record any amendment of the [Operating Agreement] or the [Company’s Articles of Organization], and any other instrument, if necessitated by the admission and substitution.

6.10. Garantías adicionales. Las partes cooperarán entre sí y ejecutarán y entregarán, o harán que se entreguen, todos los demás instrumentos y tomarán todas las demás acciones, como cualquiera de las partes pueda solicitar razonablemente de vez en cuando para aplicar las disposiciones del presente.

6.11.   Asunción e indemnización. A partir de la Fecha de entrada en vigor y después, el Cesionario: (a) estará obligado por las disposiciones del Operating Agreement, como si el Cesionario fuera una parte del mismo y un Miembro de la Compañía, y (b) indemnizará a la Compañía por cualquier gasto incurrido en relación con la admisión y sustitución del Cesionario como Miembro (incluyendo, a modo de ejemplo, más que de limitación, cualquier gasto incurrido en la preparación y registro de cualquier enmienda del [Operating Agreement] o de los [Artículos de Organización de la Compañía] , y cualquier otro instrumento, si así lo requiere la admisión y sustitución.

WHEREOF, each party hereto has executed this Assignment or caused it to be executed on its behalf by its duly authorized representatives, the day and year first above written.

ASSIGNOR:

/s/Luis Merchan
LUIS MERCHAN

ASSIGNEE:

/s/Luis Merchan
    LUIS MERCHAN
    FLORA GROWTH CORP

THE COMPANY,

/s/Luis Merchan
FLORA BEAUTY LLC
LUIS MERCHAN

POR LO CUAL, cada una de las partes del presente ha ejecutado esta Cesión o ha hecho que sea ejecutada en su nombre por sus representantes debidamente autorizados, el día y el año antes indicado.

CEDENTE:

/s/Luis Merchan
LUIS MERCHAN

CESIONARIO:

/s/Luis Merchan
LUIS MERCHAN
FLORA GROWTH CORP

LA COMPAÑIA,

/s/Luis Merchan
FLORA BEAUTY LLC
LUIS MERCHAN

Exhibit A
Operating Agreement